SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

Potential Disposition of Certain Properties in the Portfolio

On February 25, 2005, Wells Real Estate Investment Trust, Inc. (the “Registrant”), along with various Wells affiliated entities, entered into a purchase and sale agreement (the “Agreement”) to sell 27 properties from its existing portfolio for a gross sales price of $786.0 million, excluding closing costs and brokerage fees, to Lexington Corporate Properties Trust, an unaffiliated third party (the “Purchaser”). The Registrant and other affiliated property owners originally purchased the 27 properties from various unaffiliated entities for an aggregate purchase price of approximately $609.7 million. The Registrant’s share of the $786.0 million in gross sales price is approximately $760.3. The Registrant’s share of the $609.7 million aggregate original purchase price paid for these properties is approximately $587.1 million.

The properties included in the Agreement and the Registrant’s ownership percentage in each of the properties is listed below. The Registrant expects the closing of this transaction to occur before the end of April 2005 as described in more detail below. The completion of this transaction and each property sale involved in this transaction is currently subject to, among other things, various conditions and closing requirements. Accordingly, there are no assurances that this transaction will be completed in whole or in part. The material terms of the Agreement are set forth below.

Properties Involved in Potential Sale

Under the Agreement, the Registrant intends to sell up to 23 properties that are wholly owned through various affiliated subsidiaries. Of the $786.0 million gross sales price, approximately $714.9 million relates to these 23 properties, which the Registrant originally purchased for an aggregate purchase price of $555.1 million. The names and locations of the properties are listed below.

Property Name	Property Location	Building Square Footage
Bank of America Orange County	Brea, CA	637,503
Capital One Richmond	Glen Allen, VA	225,220
Daimler Chrysler Dallas	Westlake, TX	130,290
Allstate Indianapolis	Indianapolis, IN	89,956
EDS Des Moines	Des Moines, IA	405,000
Kraft Atlanta	Suwanee, GA	87,219
Kerr-McGee	Houston, TX	101,111
PacifiCare San Antonio	San Antonio, TX	142,500
ISS Atlanta	Atlanta, GA	289,000
Experian/TRW	Allen, TX	292,700
Travelers Express Denver	Lakewood, CO	68,165
Dana Kalamazoo	Kalamazoo, MI	150,945
Dana Detroit	Farmington Hills, MI	112,480
Transocean Houston	Houston, TX	155,991
Lucent	Cary, NC	120,000
Ingram Micro	Millington, TN	701,819
Nissan	Irving, TX	268,445
IKON	Houston, TX	157,790
ASML	Tempe, AZ	95,133
Dial	Scottsdale, AZ	129,689
Metris Tulsa	Tulsa, OK	101,100
Alstom Power Richmond	Midlothian, VA	99,057
AT&T Pennsylvania	Harrisburg, PA	81,859

In addition, the Registrant intends to sell up to four properties that are owned through joint ventures with affiliates. Approximately $71.1 million of the $786.0 million gross sale price relates to these four properties, which were originally purchased for an aggregate purchase price of approximately $54.6 million. The Registrant’s share of the approximately $71.1 million of gross sales price attributable to these four properties is approximately $45.4 million. The Registrant’s share of the approximately $54.6 million original purchase price for these four properties was approximately $32.0 million. The names and locations of these four properties, along with the name of the joint venture affiliate and the percentage ownership of the Registrant in each of these properties are listed below.

Property Name	Property Location	% Owned	Joint Venture Affiliate	Building Square Footage
John Wiley Indianapolis	Fishers, IN	71.9%	Wells Real Estate Fund XIII, L.P.	141,047
AmeriCredit	Orange Park, FL	68.2%	Wells Real Estate Fund XIII, L.P.	85,000
AT&T Oklahoma	Oklahoma City, OK	55.0%	Wells Real Estate Fund XII, L.P.	128,500
Gartner	Ft. Myers, FL	56.8%	Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	62,400

Certain Material Terms of the Purchase and Sale Agreement

Under the Agreement, the Purchaser is required to deposit $40.5 million in earnest money with an escrow agent, which will be applied towards the purchase price at closing. Under the Agreement, the Registrant and its joint venture affiliates are required to pay certain closing costs including attorneys’ fees, any escrow closing fees charged by the title company, recording costs, title examination fees and title insurance premiums, transfer fees with respect to letters of credit, and all other costs and expenses incurred by the Registrant and its joint venture affiliates in connection with the closing and consummating the transaction. The Purchaser and the Registrant and its joint venture affiliates are each required to pay 50% of the costs of all surveys and real estate transfer taxes, although the Purchaser’s obligation for transfer taxes is capped at approximately $0.9 million. If this transaction closes, in addition to other typical closing costs relating to this transaction, the Registrant will be required to pay a real estate brokerage commission of an approximately $2.2 million to an unaffiliated third party real estate broker.

The Agreement contemplates the closing of this transaction to occur no earlier than March 25, 2005 (the “Primary Closing Date”). The Purchaser or the Registrant has the right under the Agreement, however, to extend the Primary Closing Date until no later than April 29, 2005, if one or more conditions for a property or properties are not satisfied, by giving written notice to the other party no later than March 22, 2005. While the Agreement contemplates the sale of 27 properties, in order for the sale to be consummated, a number of conditions relating to each property must be satisfied. Under the Agreement, if the tenant of the Bank of America Orange County Building exercises its right of first refusal to purchase the property under the provisions of its existing lease, the Agreement will be terminated as to that property. Accordingly, both the timing of the property closings and the actual number of properties to ultimately be sold to the Purchaser pursuant to the Agreement is unclear at this time.

There are still a significant number of conditions required to be satisfied with respect to the properties included in this transaction. In addition, the sole remedy against the Purchaser for failure to close is a forfeiture of the earnest money under the Agreement. Accordingly, there are no assurances all conditions relating to all 27 properties can be satisfied prior to the outside closing date, or that the Purchaser will actually perform under the Agreement and close this anticipated transaction.

Item 7.01. Regulation FD Disclosures

On February 28, 2005, the Registrant issued a press release announcing the execution of an agreement to sell a 27-property portfolio. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

On February 28, 2005, the Registrant sent a letter to its stockholders providing an update to the potential portfolio property sale and revisions to the Registrant’s share redemption program. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01. Other Events

Revisions to the Share Redemption Program

On February 23, 2005, the board of directors of the Registrant approved the following revisions to the current share redemption program effective for redemptions of shares beginning in March 2005: (i) an increase to the limit of the number of shares that can be redeemed in 2005 from 3.0% of the weighted average number of shares outstanding during the prior calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year; (ii) a decrease in the percentage of funds to be reserved in calendar year 2005 for (a) redemptions upon the death of a stockholder, and (b) redemptions for certain stockholders to satisfy required minimum distribution requirements as set forth under Sections 401(a)(9), 403(b)(10), 408(a)(6), 408(b)(3), and 408(A)(c)(5) of the Internal Revenue Code from 20% to 15% of the amount available for redemption; and (iii) the price at which shares will be redeemed will be reduced by any amounts previously distributed to stockholders which were attributable to net sales proceeds from the sale of the Registrant’s properties. A copy of the revised share redemption program is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the Dividend Reinvestment Plan

On February 21, 2005, the board of directors of the Registrant approved an amendment to its dividend reinvestment plan effective for dividends declared and paid after March 10, 2005, to clarify that distributions attributable to net sales proceeds will be excluded from dividends which may be reinvested in shares under the dividend reinvestment plan. Accordingly, in the event that proceeds attributable to the potential sale transaction described above are distributed to stockholders as a special distribution, such amounts may not be reinvested in shares of the Registrant pursuant to our dividend reinvestment plan. A copy of the amended and restated dividend reinvestment plan is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Special Disclosure to Stockholders

On February 28, 2005, the Registrant sent a special disclosure to its stockholders describing revisions to the share redemption program, the description of the potential disposition of certain real properties in the Registrant’s portfolio and revisions to the Registrant’s dividend reinvestment plan. A copy of the Special Disclosure is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

a.	Exhibit 99.1

Press Release dated February 28, 2005.

b.	Exhibit 99.2

Letter to Stockholders dated February 28, 2005.

c.	Exhibit 99.3

Revised Share Redemption Program of Wells Real Estate Investment Trust, Inc.

d.	Exhibit 99.4

Amended and Restated Dividend Reinvestment Plan of Wells Real Estate Investment Trust, Inc.

e.	Exhibit 99.5

Special Disclosure to Stockholders of Wells Real Estate Investment Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Date: February 28, 2005

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release date February 28, 2005.

EX-99.2	Letter to Stockholders dated February 28, 2005.

EX-99.3	Revised Share Redemption Program of Wells Real Estate Investment Trust, Inc.

EX-99.4	Amended and Restated Dividend Reinvestment Plan of Wells Real Estate Investment Trust, Inc.

EX-99.5	Special Disclosure to Stockholders of Wells Real Estate Investment Trust, Inc.